SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement         / / Confidential, for use of
/x/ Definitive Proxy Statement              the Commission only (as
/ / Definitive Additional Materials         permitted by Rule 14a-6
/ / Soliciting Material Pursuant to         (e) (2))
    Rule 14a-11 (c) or Rule 14a-12

                          SUPREME INDUSTRIES, INC.
            (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
/x/ No fee required.

/ / Fee computed on table below per exchange Act Rules 14a-6 (i) (4) and
    0-11.
    (1)  Title of each class of securities to which transaction applies.
    (2)  Aggregate number of securities to which transaction applies.
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)
    (4)  Proposed maximum aggregate value of transaction.
    (5)  Total fee paid.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid.
    (2)  Form, Schedule or Registration Statement No.
    (3)  Filing Party.
    (4)  Date Filed.


                           SUPREME INDUSTRIES, INC.
                                 16441 CR 38
                                 P.O. Box 237
                              Goshen, IN  46528
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 2, 2001

To Shareholders of
SUPREME INDUSTRIES, INC.:

The annual meeting of shareholders of Supreme Industries, Inc. (the "Company") will be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on May 2, 2001 at 10:00 a.m. Eastern Standard Time for the following purposes:

1. To elect nine directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2.  To approve the Company's 2001 Stock Option Plan;

3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors; and

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.



                               By Order of the Board of Directors


Goshen, Indiana                William J. Barrett
March 22, 2001                 Secretary



IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

                                      1

                            SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana, 10:00 a.m. Eastern Standard Time on May 2, 2001, or at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about March 22, 2001.

The expense of proxy solicitation will be borne by the Company. Although solicitation is to be made primarily through the mails, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation. Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company's common stock, and in such event the Company will reimburse them for all accountable costs so incurred.

A copy of the Annual Report to Shareholders of the Company for its fiscal year ended December 31, 2000, is being mailed with this Proxy Statement to all such shareholders entitled to vote, but does not form any part of the information for solicitation of proxies.



                     RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 5, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,889,934 shares of Class A Common Stock and 1,917,394 shares of Class B Common Stock of the Company issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.



                    ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to elect a Board of Directors, approve the Company's 2001 Stock Option Plan and to ratify the selection of PricewaterhouseCoopers LLP as independent auditors. The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors named herein, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event, the proxy will be suspended.

                                      2

The Company's Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock. No shares of the preferred stock are outstanding. In voting on all matters expected to come before the meeting, a shareholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his name on the record date, except that the holders of Class A Common Stock shall be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of Class B Common Stock shall be entitled to elect the remaining directors. The election of three directors by the holders of the Class A Common Stock requires the affirmative vote of a majority of the shares of Class A Common Stock represented in person or by proxy at a meeting at which a majority of the outstanding Class A shares is present. The Company's Certificate of Incorporation prohibits cumulative voting. The ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, at the annual meeting.



       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owners as of March 5, 2001 of more than five percent of the Company's Class A or Class B Common Stock. Such tabulation also sets forth the number of shares of the Company's Class A or Class B Common Stock beneficially owned as of March 5, 2001 by all of the Company's directors and nominees (naming them) and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock possess the sole voting and dispositive power in regard to such stock. Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B shares is deemed to be beneficial ownership of Class A shares under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of March 5, 2001, there were 8,889,934 Class A shares and 1,917,394 Class B shares outstanding.

The following tabulation also includes Class A shares covered by options granted under the Company's 1992 and 1998 Stock Option Plans, which options
are collectively referred to as "Stock Options".   The Stock Options have no
voting or dividend rights.

                                      3

Name and Address                                                   Percent
of Beneficial Owner          Title Class   Beneficial Ownership   of Class (1)
-----------------------------------------------------------------------------
Wachovia Corporation           Class A           480,656                  5.4%
P.O. Box 3099
Winston Salem, NC  27150

Bernie Holtgrieve              Class A           525,278                  5.9%
7777 Washington Village Drive
Suite 210
Dayton, OH  45459

Mark E. Brady, Ronald L. Eubel
and Robert J. Suttman          Class A           564,072                  6.3%
7777 Washington Village Drive
Suite 210
Dayton, OH  45459

Eubel Brady & Suttman Asset
Management, Inc.               Class A           524,830                  5.9%
7777 Washington Village Drive
Suite 210
Dayton, OH  45459

Wilen Management Corporation   Class A           578,136                  6.5%
2360 West Joppa Road
Lutherville, MD  21093

Wellington Management Company  Class A         1,179,990                 13.3%
75 State Street
Boston, MA  02109

Thomas Cantwell                Class A           639,248 (2)(6)           6.7%
3949 Ann Arbor Dr.             Class B           637,224                 33.2%
Houston, TX  77063

Herbert M. Gardner             Class A           822,314 (2)(3)(6)        8.7%
26 Broadway, Suite 815         Class B           496,285 (3)             25.9%
New York, NY  10004

                                      4

Name and Address                                                    Percent
of Beneficial Owner          Title Class   Beneficial Ownership   of Class (1)
------------------------------------------------------------------------------
William J. Barrett             Class A         1,162,956 (2)(4)(6)       12.3%
26 Broadway, Suite 815         Class B           568,452 (4)             29.6%
New York, NY  10004

Omer G. Kropf                  Class A           544,549 (2)              6.1%
16441 County Road 38
Goshen, IN  46528

Robert J. Campbell             Class A           121,107 (2)(5)(6)        1.4%
1304 Summit Avenue, Suite 2    Class B            40,040                  2.1%
Plano, TX  75074

Rice M. Tilley, Jr.            Class A            26,172 (2)                *
3200 Bank One Tower
500 Throckmorton
Fort Worth, TX  76102

Robert W. Wilson               Class A            47,854 (2)                *
16441 County Road 38
Goshen, IN  46528

H. Douglas Schrock             Class A            73,348 (2)                *
P.O. Box 65
New Paris, IN  46553

Rick L. Horn                   Class A            41,694 (2)                *
16441 County Road 38
Goshen, IN  46528

All directors and officers     Class A         3,479,242 (2)(3)(4)(5)(6) 32.3%
as a group of (9) persons      Class B         1,742,001 (3)(4)          90.9%

*  Less than 1%

(1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options, or ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such options or Class B shares.

(2) Includes the number of Class A Shares set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of Stock Options under the Company's 1992 and 1998 Stock Option Plans.

                                      5

                                                     Stock Options
                                                     -------------
             Thomas Cantwell                              2,024
             Herbert M. Gardner                          20,258
             William J. Barrett                          20,258
             Omer G. Kropf                               39,954
             Robert J. Campbell                           2,024
             Rice M. Tilley, Jr.                          2,024
             Robert W. Wilson                            27,289
             H. Douglas Schrock                           2,024
             Rick L. Horn                                20,258
                                                     -------------
             All directors and officers as a group      136,113


(3) Includes 8,785 shares of Class A Common Stock and 51,447 shares of Class B Common Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

(4) Includes 74,260 shares of Class A Common Stock and 8,954 shares of Class B Common Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

(5) Includes 373 shares of Class A Common Stock owned beneficially by Mr. Campbell's wife, as custodian for their children. Mr. Campbell has disclaimed beneficial ownership of these shares.

(6) Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into Class A shares.

Depositories such as The Depository Trust Company (Cede & Company) as of March 5, 2001 held, in the aggregate, more than 5% of the Company's then outstanding Class A voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company's outstanding voting securities.

                                      6

                            ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified. The Company's Board of Directors is currently comprised of nine members. Of the persons named below, Messrs. Tilley, Schrock, and Horn have been nominated for election by the holders of Class A Common Stock, and the remaining persons have been nominated for election by the holders of Class B Common Stock.

Messrs. Gardner, Barrett, Kropf and Wilson were the executive officers of the
Company as of December 31, 2000.   Officers are elected annually by the Board
of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Shareholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.
The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought.

There are no family relationships by blood, marriage, or adoption between any director or executive officer, except Mr. Schrock who is Mr. Barrett's brother-in-law. Mr. Rice Tilley is a member of the law firm of Law, Snakard & Gambill, a Professional Corporation, which performed legal services for the Company during 2000.

Only nine nominees for director are named, even though the Company's bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. The proxies given by the Class A Shareholders cannot be voted for more than three persons and the proxies given by Class B shareholders cannot be voted for more than six persons. The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

                                      7

                                                 Executive     Positions With
Name, Age, and Business Experience             Officer Since       Company
-----------------------------------------------------------------------------
Herbert M. Gardner, 61                              1979      Chairman of the
Senior Vice President of Janney Montgomery                    Board, President
Scott Inc., investment bankers, since 1978;
Chairman of the Board of the Company, since
1979 and President of the Company since
June 1992.  Also a Director of: Nu Horizons
Electronics Corp., an electronic component distributor; Transmedia Network, Inc., a company that develops and markets transaction-based dining and other consumer savings programs; Hirsch International Corp., importer of computerized embroidery machines, supplies, and developer of embroidery machine application software; Co-Active Marketing
Group, Inc., a marketing and sales promotion company; TGC Industries, Inc., a company engaged in the geophysical services industry;
and Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company.

Omer G. Kropf, 59                                   1984      Executive Vice
Executive Vice President of the Company since                 President
August 1984; President and Chief Executive
Officer of Supreme Corporation, a subsidiary of the Company, from January 19, 1984 to November 2, 2000, and co-holder of Office of the President since November 2000.

William J. Barrett, 61                              1979      Secretary and
Senior Vice President of Janney Montgomery                    Assistant
Scott Inc., investment bankers, since 1976;                   Treasurer
Secretary and Assistant Treasurer of the Company and a Director since 1979. Also a Director of: TGC Industries, Inc., a company engaged in the geophysical services industry and American Country Holdings, Inc., a specialized property and casualty insurance company with focus on transportation and hospitality markets; and Rumson-Fair Haven
Bank and Trust Company, a New Jersey state independent, commercial bank and trust company.

Robert W. Wilson, 56                                1992      Executive Vice
Treasurer, Executive Vice President, and Chief                President,
Financial Officer of the Company since                        Treasurer and
December 1992; Vice President of Finance since                Chief Financial
1988 and co-holder of the Office of the                       Officer
President since November 2000, of Supreme
Corporation, a subsidiary of the Company.

                                      8

                                                 Executive     Positions With
Name, Age, and Business Experience             Officer Since       Company
-----------------------------------------------------------------------------
Robert J. Campbell, 69                             n/a        None
Retired Chief Executive Officer of TGC
Industries, Inc., from March 1996 to
December, 1998, a company engaged in the geophysical services industry; Vice
Chairman of the Board and Chief Executive
Officer of TGC from July 1993 through
March 1996; Chairman of the Board and
Chief Executive Officer of TGC Industries,
Inc., from July 1986 to July 1993. Prior to such time, President and Chief Executive
Officer of the Company for more than five years.

Dr. Thomas Cantwell, 73                             n/a       None
1978 to present, independent oil and gas consultant and personal investor; Paradigm
Entertainment, Inc., a company that produces and sells entertainment software, Director since 1997; September 1987 to present, President of Technical Computer Graphics,
Inc., a software/hardware integrator in the computer graphics field; October 1992 to present, Director of Discreet Logic, Inc., a software development company; and Director,
Locus Dialogue, Inc., a company in the voice recognition and computer telephoning fields.

H. Douglas Schrock, 52                              n/a       None
President of Smoker Craft, Inc., a pleasure boat manufacturer, since 1978; President of Earthway Products, Inc. and Goshen Iron Metal
Company; Executive Vice President of Goshen
Sash and Door Co., Director of Key Bank of
Indiana.

Rice M. Tilley, Jr., 64                             1981      Assistant
Member of the law firm of Law, Snakard &                      Secretary
Gambill, a Professional Corporation, since
1965.

Rick L. Horn, 48                                    n/a       None
Vice President of Sales and Marketing of
Supreme Corporation since September 1994;
President and Chief Executive Officer of Iowa
Mold Tooling Company, a manufacturer of truck mounted cranes from July 1991 to August 1994;
President of Stahl - A Scott Fetzer Company, a manufacturer of utility and service truck bodies from January 1988 to July 1991; and various sales and marketing positions with Holiday Rambler Corporation, a recreational vehicle manufacturer, from June 1975 to January 1980.

                                       9

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee comprised of Dr. Cantwell and Messrs. Gardner, Barrett, and Kropf, an Audit Committee comprised of Dr. Cantwell and Messrs. Tilley and Campbell, and a Stock Option Committee comprised of Dr. Cantwell and Messrs. Gardner and Barrett.

The Executive Committee, which met four times during the year ended December 31, 2000, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Audit Committee met three times during the year ended December 31, 2000. The purpose and functions of the Audit Committee are to recommend the appointment of independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Stock Option Committee met twice during the year. The Committee is responsible for awarding Stock Options to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Board of Directors does not have nominating or compensation committees.

During the year ended December 31, 2000, the Board of Directors held four regularly scheduled meetings. All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.



                          SUPREME'S AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The members of the Audit Committee are independent as defined in Section 121(A) of the listing standards of the American Stock Exchange. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent accountants.

We have reviewed and discussed with senior management the Company's audited financial statements included in the 2000 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

                                       10

We have discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees." SAS No. 61 requires the Company's independent accountants to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America,
(ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from PricewaterhouseCoopers LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", with respect to any relationships between PricewaterhouseCoopers LLP and the Company that in their professional judgment may reasonably be thought to bear on their independence. PricewaterhouseCoopers LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company's independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent accountants with respect to such financial statements.

                            The Audit Committee:
                            Rice M. Tilley, Jr. (Chair)
                            Robert J. Campbell
                            Thomas Cantwell


Audit Fees

The aggregate fees billed by the Company's independent accountants for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $108,000.

                                       11

All Other Fees

The aggregate fees for all other services rendered by its independent accountants for the Company's most recent fiscal year were approximately $380,000. These fees include work performed by the independent accountants with respect to preparation of corporate income tax returns, tax compliance and planning projects and audits of employee benefit plans.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.



                           EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company and its subsidiaries for services rendered during the last three fiscal years to the Company's chief executive officer and each of the most highly compensated executive officers of the Company whose cash compensation exceeds $100,000.

                         Summary Compensation Table




                         Annual Compensation
Name and               -----------------------   Long Term        All Other
Principal Position     Year  Salary $  Bonus $  Compensation  Compensation (4)
------------------------------------------------------------------------------
Herbert M. Gardner (1) 2000 $ 108,000 $ 106,500   $    --        $    --
Chairman of the Board  1999   108,000   126,000        --             --
and President          1998   108,000   109,000        --             --

William J. Barrett (1) 2000   108,000   106,500        --             --
Secretary and          1999   108,000   126,000        --             --
Assistant Treasurer    1998   108,000   109,000        --             --

Omer G. Kropf (2)      2000   240,000   568,500        --            9,021
Executive Vice         1999   240,000   693,050        --            7,784
President              1998   225,000   490,000        --            7,786

Robert W. Wilson (3)   2000   116,230   130,000        --            5,150
Treasurer, Executive   1999   113,000   145,000        --            4,911
Vice President and     1998   110,000   120,000        --            4,878
Chief Financial Officer

                                       12

(1) On January 1, 1993, the Company entered into three-year consulting agreements commencing on January 1, 1993 with Mr. Gardner and Mr. Barrett for financial and advisory consulting services. On September 22, 1994, the Board of Directors approved an amendment to the contracts so that on December 31st of each year the contracts will be extended for an additional year. The terms of the agreement call for Mr. Gardner and Mr. Barrett to receive annual consulting fees of $108,000 annually, plus a cash incentive performance fee in the amount of $36,000 if the pre-tax earnings of the Company exceed $2,000,000 plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.

(2) On May 1, 1998, the Company's wholly-owned subsidary, Supreme Corporation, entered into a four-year employment contract with Mr. Kropf through April 30, 2002. The terms of this agreement provide for a minimum base salary of $240,000 per year plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(3) On January 1, 1998, the Company's wholly-owned subsidary, Supreme Corporation, entered into a three-year employment contract with Mr. Wilson through December 31, 2000. On July 1, 2000, amendment number one extended the contract through December 31, 2003. The terms of the agreement provide for a minimum base salary of $120,000 per year (subject to increase by the determination of the Board of Directors) plus a bonus subject to approval by the Board of Directors, based upon the Company's pre-tax operating performance.

(4) Includes the Company's matching contribution to its Section 401 (k) Retirement Plan and payment of premiums for disability and life insurance coverage for the named executive.



                             Director Compensation

Outside directors are paid $1,000 per regular board meeting attended and an additional $6,000 annually. Members of the Audit Committee are paid $1,000 per meeting. Non-employee members of the Executive Committee are paid $2,000 per month. Each Director is reimbursed for out-of-pocket expenses incurred in attending Board or Committee meetings.

                                       13

               Aggregate Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

The following table sets forth certain information regarding the year-end value of options held by the Company's executive officers during the fiscal year ended December 31, 2000. There are no stock appreciation rights outstanding.

                                                                 Value of
                                             Number of          Unexercised
                                            Unexercised         In-the-Money
                     Shares      Value       Options at        Options at the
                    Acquired    Realized    the Year-End        Year-End(1)
                       On          At       Exercisable/        Exercisable/
Name                Exercise    Exercise    Unexercisable       Unexercisable
------------------------------------------------------------------------------
Herbert M. Gardner     --       $  --     20,258    66,379    $  --     $  --
William J. Barrett     --          --     20,258    66,379       --        --
Omer G. Kropf          --          --     39,954    47,405       --        --
Robert W. Wilson       --          --     27,289    38,582       --        --

(1) The value of outstanding options is based on the December 31, 2000 closing stock price which was $2.81.



           The Board of Directors Report on Executive Compensation

The Company's compensation policy and annual compensation applicable to the Company's executive officers are the responsibility of the Board of Directors. Executive officers of the Company who are also members of the Board do not participate in setting their own compensation. The Board of Directors reviews the individual performance of each executive officer and the financial performance of the Company. The Board also takes into account salary levels, bonus plans, stock incentive plans and other compensation packages made available to executive officers of companies of similar size and nature. The Board of Directors considers the Company's compensation policy in light of Section 162(m) of the Internal Revenue Code of 1986 and related regulations regarding the deductibility of certain compensation. No executive has received compensation which is non-deductible under such Section; however, the Board of Directors may determine to pay compensation which is non-deductible in certain circumstances. In accordance with the above compensation policy, the Board of Directors has established certain compensation arrangements as set forth below.

The Board has approved Consulting Agreements between the Company and Mr. Herbert M. Gardner, Chairman of the Board and President of the Company, and Mr. William J. Barrett, Secretary and Assistant Treasurer of the Company. These Consulting Agreements went into effect January 1, 1993, and, as amended, continue through December 31, 2001. In consideration of services to be provided to the Company, the Consulting Agreements provide for Messrs. Gardner and Barrett to each receive (in addition to certain fringe benefits):
(1) a monthly fee of $7,000 during 1993, $8,000 during 1994, and $9,000 during 1995 and in each year thereafter (which monthly payments are to be offset by all other fees paid to Messrs. Gardner and Barrett, respectively, for serving as members of the Board of Directors and any committee of the Company and it's subsidiaries): and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.


The Company's wholly-owned subsidiary, Supreme Corporation, has entered into an Employment Contract with Mr. Omer G. Kropf employing Mr. Kropf as
President of Supreme Corporation (Mr. Kropf is also an Executive Vice President of the Company). The Employment Contract is for a term of four years beginning on May 1, 1998, and ending on April 30, 2002. In consideration of his services rendered as President of Supreme Corporation, the Employment Contract provides that Supreme Corporation will pay to Mr. Kropf (in addition to certain fringe benefits) a minimum base salary of $240,000 per year plus a pre-tax incentive bonus if earned under Supreme
Corporation's Bonus Payment Plan.   Under this Plan, an amount equal to ten
percent (10%) of Supreme Corporation's pre-tax profits is (subject to Board approval) placed into a bonus pool which is then allocated among, and is distributed to, Supreme Corporation's key executives. The allocation of such bonus pool is approved by the Board of Directors based upon an analysis of the contributions of key executives to the Company's financial performance and a consideration of Management's recommendation as to an appropriate allocation to reward such contributions.

The Company's wholly-owned subsidiary, Supreme Corporation, has also entered into an Employment Contract with Mr. Robert W. Wilson employing Mr. Wilson as Vice President of Finance, Treasurer and Assistant Secretary of Supreme Corporation (Mr. Wilson is also Executive Vice President, Treasurer and Chief Financial Officer of the Company). The Employment Contract is for a term of 3 years beginning January 1, 1998 and ending December 31, 2000. On July 1, 2001 amendment number one extended the contract through December 31, 2003.
In consideration of his services rendered as Executive Vice President, Treasurer and Chief Financial Officer of the Corporation, the Employment Contract provides that Supreme Corporation will pay to Mr. Wilson (in addition to certain fringe benefits) a minimum base salary of $120,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation's Bonus Payment Plan described in the preceding paragraph.



                            The Board of Directors

                   William J. Barrett         Omer G. Kropf
                   Robert J. Campbell         H. Douglas Schrock
                   Thomas Cantwell            Rice M. Tilley, Jr.
                   Herbert M. Gardner         Robert W. Wilson
                                              Rick L. Horn



                              Stock Option Plans

2001 Stock Option Plan

On January 31, 2001, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 2001 Stock Option Plan. Shareholders will be asked to approve the 2001 Stock Option Plan at the Annual Meeting to be held May 2, 2001. The following paragraphs summarize certain provisions of the 2001 Stock Option Plan and are qualified in their entirety by reference thereto.

                                       15

The 2001 Stock Option Plan provides for the granting of options (collectively, the "2001 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 2001 Stock Option Plan authorizes the granting of options to acquire up to 750,000 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 2001 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 2001 Stock Option Plan, although fewer employees may actually receive grants.

Authority to administer the 2001 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 2001 Stock Option Plan, the Committee has the authority, in its discretion, to award 2001 Options and to determine the terms and conditions (which need not be identical) of such 2001 Options, including the persons to whom, and the time or times at which, 2001 Options will be awarded, the number of 2001 Options to be awarded to each such person, the exercise price of any such 2001 Options, and the form, terms and provisions of any agreement pursuant to which such 2001 Options will be awarded. The 2001 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 2001 Option ("Holder") in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 2001 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 2001 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.


Payment for Class A Common Stock issued upon the exercise of a 2001 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 2001 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 2001 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 2001 Option. The new 2001 Option shall have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 2001 Option. A new 2001 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 2001 Stock Option Plan allows for the cashless exercise of
options via the Sale Method.   Under the Sale Method, with the consent of the
Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the holder.

The duration of each 2001 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 2001 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 2001 Option, and the exercise price of each outstanding 2001 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 2001 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 2001 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such Holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 2001 Stock Option Plan, as amended, will terminate on January 30, 2011 or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

                                       17

The 2001 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 2001 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 2001 Options, (c) decreases the price at which ISO's may be granted,
(d) removes the administration of the 2001 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 2001 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.

The Company's Board of Directors recommends that you vote FOR approval of the Company's 2001 Stock Option Plan.



1998 Stock Option Plan

On October 29, 1998, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1998 Stock Option Plan. The plan was approved by shareholders at the annual meeting held on April 29, 1999. The following paragraphs summarize certain provisions of the 1998 Stock Option Plan and are qualified in their entirety by reference thereto.

The 1998 Stock Option Plan provides for the granting of options (collectively, the "1998 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1998 Stock Option Plan authorizes the granting of options to acquire up to 650,000 (790,079 as adjusted for all subsequent stock dividends) shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1998 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including officers and directors of the Company, who, in management's opinion, would be considered eligible to receive grants under the 1998 Stock Option Plan, although fewer employees may actually receive grants. At December 31, 2000, there were 760,314 options outstanding under this plan, of which 25,136 were exercisable.

Authority to administer the 1998 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1998 Stock Option Plan, the Committee has the authority, in its discretion, to award 1998 Options and to determine the terms and conditions (which need not be identical) of such 1998 Options, including the persons to whom, and the time or times at which, 1998 Options will be awarded, the number of 1998 Options to be awarded to each such person, the exercise price of any such 1998 Options, and the form, terms and provisions of any agreement pursuant to which such 1998 Options will be awarded. The 1998 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1998 Option ("Holder") in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 1998 Option will be determined by the Committee on the date of award.

                                       18

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1998 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 1998 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 1998 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such Holder a new 1998 Option for a number of shares equal to the number of shares delivered by such Holder to pay the exercise price of the previous 1998 Option. The new 1998 Option shall have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 1998 Option. A new 1998 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 1998 Stock Option Plan originally provided for two methods for the cashless exercise of options, the Sales Method and the Net Method. The Board of Directors of the Company amended the 1998 Stock Option Plan on November 11, 1999 to delete the Net Method of cashless exercise (no options were ever exercised using the net method). Under the Sale Method, with the consent of the Committee, payment in full of the exercise price of the option may be made through the Company's receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with balance being remitted to the holder.

                                       19

The duration of each 1998 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1998 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1998 Option, and the exercise price of each outstanding 1998 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a Holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such Holder's 1998 Options then outstanding to terminate, but such Holder shall have the right, immediately prior to such transaction, to exercise such 1998 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such Holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 1998 Stock Option Plan, as amended, will terminate on October 29, 2008, or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 1998 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 1998 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 1998 Options, (c) decreases the price at which ISOs may be granted,
(d) removes the administration of the 1998 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1998 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.

                                       20

1992 Stock Option Plan

On April 7, 1992, the Company's Board of Directors approved and adopted, subject to shareholder approval, the Company's 1992 Stock Option Plan. The plan was approved by the shareholders at the annual meeting held on June 11, 1992. The following paragraphs summarize certain provisions of the 1992 Stock Option Plan and are qualified in their entirety by reference thereto. The 1992 Stock Option Plan provides for the granting of options (collectively, the "1992 Options") to purchase shares of the Company's Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates. The 1992 Stock Option Plan authorizes the granting of options to acquire up to 401,117 (adjusted for all subsequent stock dividends through December 31, 1998) shares of Class A Common Stock, subject to certain adjustments described below. Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1992 Stock Option Plan. At the present time, there are approximately 40 employees of the Company, including 16 officers of the Company (5 of whom are also directors), who, in management's opinion, would be considered eligible to receive grants under the 1992 Stock Option Plan, although fewer employees may actually receive grants. At December 31, 2000, there were 261,445 options outstanding under this plan, of which 192,567 were exercisable.

Authority to administer the 1992 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1992 Stock Option Plan, the Committee has the authority, in its discretion, to award 1992 Options and to determine the terms and conditions (which need not be identical) of such 1992 Options, including the persons to whom, and the time or times at which, 1992 Options will be awarded, the number of 1992 Options to be awarded to each such person, the exercise price of any such 1992 Options, and the form, terms and provisions of any agreement pursuant to which such 1992 Options will be awarded. The 1992 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1992 Option in connection with the exercise thereof. Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 1992 Option will be determined by the Committee on the date of award.

Unless a Holder's option agreement provides otherwise, the following provisions will apply to exercises by the Holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

                                       21

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1992 Option that is not an ISO ("NSO") will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

Payment for Class A Common Stock issued upon the exercise of a 1992 Option may be made in cash or, with the consent of the Committee, in whole shares of Class A Common Stock owned by the holder of the 1992 Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Class A Common Stock. If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the Committee may issue to such holder a new 1992 Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous 1992 Option having an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of such exercise. A 1992 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

The duration of each 1992 Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of the award in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of award, except that after the date of award, the Committee may accelerate the time or times at which a 1992 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1992 Option, and the exercise price of each outstanding 1992 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change. Unless a holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers of consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such holder's 1992 Options then outstanding to terminate, but such holder shall have the right, immediately prior to such transaction, to exercise such 1992 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such holder's option agreement if (and only if) such options have not at that time expired or been terminated.

The 1992 Stock Option Plan will terminate on April 7, 2002, or on such earlier date as the Board of Directors may determine. Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

                                       22

The 1992 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 1992 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 1992 Options, (c) decreases the price at which ISOs may be granted, (d) removes the administration of the 1992 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1992 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code to no longer satisfy such requirements.



                          401 (k) Retirement Plan

The Company has a Section 401 (k) Retirement Plan (the "Retirement Plan") which offers employees tax advantages pursuant to Section 401 (k) of the Internal Revenue Code. During the year ended December 31, 2000, all of the employees of the Company and one of its subsidiaries (collectively, the "Employer") were eligible to participate in the Retirement Plan if they had reached the age of 21 and had been employed by the Employer for at least one full calendar year. Under the terms of the Retirement Plan, a participant may elect to defer up to 15% of his compensation. Through February 1994, the Company contributed ten cents on each dollar of the first 6% of compensation contributed by participants. On February 4, 1994, the Board of Directors approved an increase to fifteen cents on each dollar of the first 6% of compensation contributed by participants effective March 1, 1994. On August 29, 1997, the Board of Directors approved an increase to twenty-five cents on each dollar of the first 6% of compensation contributed by participants effective December 1, 1997. On February 11, 1999 the Board of Directors approved an increase to thirty cents on each dollar of the first 7% of compensation contributed by participants effective March 1, 1999. Payments are made by the Company and the Participants, the latter by means of a payroll deduction program. Within specified limits, a participant has the right to direct his or her savings into certain kinds of investments. The total aggregate amount of the Company's contribution for Messrs. Kropf and Wilson was $2,752, respectively, and for all executive officers as a group was $5,504.

                                       23
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

                             Stock Price Performance

The following Stock Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's Class A Common Stock, (2) the American Stock Exchange Total Return Index, and (3) the common stock of the peer group of companies comprising the Dow Jones - Transportation Equipment Sector. The Transportation Equipment Sector is principally comprised of manufacturers of rail cars, buses and commercial land vehicles, including trucks and truck parts. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends. The stock price performance shown below is not necessarily indicative of future performance.



               Comparison of 5-Year Comulative Total Return

Performance Table for Supreme Industries, Inc.

                   12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                   --------  --------  --------  --------  --------  --------
Supreme
Industries, Inc.     $100      $ 68      $118      $140      $ 99      $ 47

Dow Jones-
Transportation       $100      $123      $157      $122      $133      $118

American Stock
Exchange Total
Return Index         $100      $102      $127      $137      $179      $168

Assumes $100 invested on December 31, 1995 in Supreme Industries, Inc. Stock, the Dow-Jones Transportation Equipment Sector and the AMEX (US) Total Return Index.



                         Transactions With Management

As part of its original acquisition on January 19, 1984 of the specialized vehicle manufacturing business now being operated by it, Supreme Corporation acquired an option to purchase certain real estate and improvements, at its Goshen, Indiana, and Griffin, Georgia facilities, leased to it by lessors controlled by the sellers of such business (one of whom is Omer G. Kropf). The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company's Board of Directors.

On July 25, 1988, Supreme Corporation assigned the option (with the consent of the grantors of the option) to a limited partnership (the "Partnership"). The general partner of the Partnership is Supreme Corporation, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, Mr. Kropf, Dr. Cantwell, and Mr. Campbell, all of whom are members of the Company's Board of Directors.

                                       24
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

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements. Also on July 25, 1988, the Partnership and Supreme Corporation entered into new leases covering Supreme facilities in Goshen, Indiana and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors. The leases granted to Supreme Corporation contain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index). During the current year ending December 31, 2001, Supreme Corporation is obligated to pay approximately $592,000 in minimum lease payments to the Partnership under lease agreements which expire July 2005.

In order to carry out the purchase of the subject real estate and improvements, the Partnership borrowed from a bank $2,363,000 collateralized by mortgages on such real estate, a security interest in specified personal properties, and the assignments of the leases. The initial capital contribution of the Partnership's limited partners covered the balance of the purchase price.

Mr. Kropf, Executive Vice President and Director of the Company, is secretary-treasurer of Quality Transportation. In addition, Mr. Kropf is the sole shareholder of Quality Transportation. The Company's subsidiary, Supreme Corporation, purchases delivery services from Quality in the ordinary course of business. During the year ended December 31, 2000, Supreme Corporation purchased delivery services of $3,723,000 from Quality Transportation. All purchases were without special terms or conditions and were as favorable as those that the Company could have obtained from non affiliated third parties.

On April 28, 2000, Supreme Corporation entered into a Lease Agreement with
Mr. Kropf for the lease from Mr. Kropf of a warehouse facility located on approximately 10 acres of land close to Supreme Corporation's FRP manufacturing facility in Ligonier, Indiana. The lease is for an initial term of three (3) years terminating April 30, 2003 for a rental amount of $402,660 for the term, payable in equal monthly installments of $11,185. The rental amount was based on an independent third party appraisal. Supreme
Corporation has two (2) renewal options of three (3) years each at a rental rate equal to the rental amount for the initial term, adjusted upward for any increase in the Consumer Price Index.



                        INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as auditors for the Company during the ensuing year. The Firm of PricewaterhouseCoopers LLP has served as auditors for the Company since October 1990. It is expected that a representative of PricewaterhouseCoopers LLP will be present at the shareholders' annual meeting with the opportunity to make a statement if he desires to do so and also will be available to respond to appropriate questions at the meeting.

The Company's Board of Directors recommends that you vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company's auditors for the fiscal year ending December 31, 2001.

                                       25
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

                                  OTHER MATTERS

The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.



                               SHAREHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 2002 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 1, 2001 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.



                                FINANCIAL STATEMENTS

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, is enclosed herewith.

A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE TREASURER, SUPREME INDUSTRIES, INC., P.O. BOX 237, 16441 CR 38, GOSHEN, INDIANA 46528



                                         By Order of the Board of Directors


Goshen, Indiana
March 22, 2001                           /s/William J. Barrett

                                       26
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

                               INDEX TO APPENDICES



Appendix               Description
--------               -----------
A                      Supreme Industries, Inc. Audit Committee Charter

                                       27

Appendix A
----------

                           AUDIT COMMITTEE CHARTER
                                      OF
                           SUPREME INDUSTRIES, INC.

I.	  PURPOSE

     The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     * Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     * Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

     * Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations, and corporate policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.


II.	 COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board or until their successors have been duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

                                       28
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

III.	MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee plans to meet at least annually with management and the independent accountants to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee, or its Chairperson, plans to meet with management and the independent accountants quarterly to review the Corporation's financials consistent with Section IV.D below.


IV.	 RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review
     ------------------------

     A. Review and reassess, at least annually, the adequacy of this Charter; and make recommendations to the Board, as conditions dictate, to update this Charter.

     B.	    Review with management, and the independent accountants,
            the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended.

     C.	    Review with management and the independent accountants
            the Corporation's quarterly financial statements on Form 10-Q prior to their filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No.
            61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.


     Independent Accountants
     -----------------------

     D.	     Review the performance of the independent accountants
             and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' audit of the financial statements of the Corporation. On an annual basis, the Audit Committee expects to review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     E.	     Oversee independence of the accountants by:

             * receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with the Independence Standards Board Standard 1
                   ("ISB No. 1");

             * reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

                                       29
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

             * recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

        F.	  Based on the review and discussions referred to in
             paragraph IV.B. and IV.E. above, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.


        Financial Reporting Process
        ---------------------------

        G. In conjunction with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

        H. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices proposed by management. Discuss with the independent accountants any significant changes in auditing standards or their audit scope.

        I. Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restriction on the scope of the work or access to required information.

        J. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.


        	Legal Compliance/General
         ------------------------

         K. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

         L. Ensure that a Code of Conduct is formalized in writing and that all employees have knowledge of it.

         M. Report through its Chairperson to the Board following meetings of the Audit Committee.

         N. Maintain minutes or other records of meetings and activities of the Audit Committee.

                                       30

         Limitation of Responsibilities and Duties
         -----------------------------------------

         O. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

                                       31
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